EXHIBIT 10.7

                            RESTRUCTURE AGREEMENT


          THIS RESTRUCTURE AGREEMENT ("Agreement") is made and entered into as of September 30, 1997 (the "Effective Date"), by and among, Casmyn Corp., a Colorado corporation ("Casmyn"), and WaterPur International Inc., a Delaware corporation ("WaterPur"), with reference to the following:

A.       ON SEPTEMBER 30, 1997, THE BOARDS OF DIRECTORS OF CASMYN AND WATERPUR
APPROVED  THE  RESTRUCTURING   OF CASMYN'S INTEREST IN WATERPUR AND WATERPUR'S
INTEREST IN CASMYN (THE "RESTRUCTURING").

B. WATERPUR SHALL FILE A CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK (THE "CERTIFICATE OF DESIGNATION") WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ESTABLISHING THE PREFERENCES AND RIGHTS OF THE SERIES B PREFERRED STOCK OF WATERPUR (THE "WATERPUR PREFERRED STOCK") TO BE ISSUED PURSUANT TO THE RESTRUCTURING.

C. CASMYN AND WATERPUR NOW DESIRE TO MEMORIALIZE THE TERMS OF THE RESTRUCTURING, AS MORE FULLY SET FORTH IN THIS AGREEMENT.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Conversion of Debt. Upon the filing of the Certificate of Designation, the outstanding debt of $4,514,304 owed to Casmyn by WaterPur shall be converted into 5,015,894 shares of WaterPur Preferred Stock.

     2. Conversion of WaterPur Common Stock. The 5,634,756 shares of WaterPur common stock owned by Casmyn shall be converted into 2,817,378 shares of WaterPur Preferred Stock.

     3. Issuance of Warrants. WaterPur shall issue to Casmyn warrants to purchase up to 3,300,000 shares of WaterPur common stock at $0.75 per share, exercisable for a three-year period, pursuant to that certain Warrant to Purchase Common Stock in the form of that attached hereto as Exhibit A.

     4. Purchase of Casmyn Common Stock. Effective as of the Effective Date, Casmyn shall purchase from WaterPur 150,000 shares of Casmyn common stock owned by WaterPur, which shares Casmyn shall retire to treasury.

     5. Spin-Off. Upon the satisfaction of all regulatory requirements, the WaterPur Preferred Stock owned by Casmyn pursuant to Sections 1 and 2 hereof shall be distributed on a pro rata basis to the holders of Casmyn common stock and preferred stock as of a record date of October 15, 1997, without any consideration being paid by such holders (the "Distribution"). The transfer of such WaterPur Preferred Stock will be restricted for a period of one year from the date of the Distribution. The Distribution will be made on the basis of approximately .78 shares of WaterPur Preferred Stock for every share of Casmyn common stock outstanding or issuable upon conversion of Casmyn's convertible preferred stock.

     6.   Miscellaneous..

        a. Further Assurances. Each of the parties shall execute such documents, instruments and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

        b. Effective Date. Notwithstanding anything to the contrary herein, the effective date of the transactions described in Sections 1 through 4 hereof shall be deemed to have occurred on the Effective Date.

        c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

            The parties hereto have duly executed this Agreement as of the day and year first above written.

"CASMYN":

CASMYN CORP., a Colorado corporation


By:
__________________________________________
     Amyn S. Dahya, Chief Executive Officer

"WATERPUR":

WATERPUR INTERNATIONAL INC.,
a Delaware corporation


By:
___________________________________________
        Douglas C. Washburn, Vice President

                                   EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR AN OPINION REASONABLY SATISFACTORY TO THE COMPANY OF COUNSEL TO THE HOLDER THAT SAID SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED, AS THE CASE MAY BE, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE REPRESENTS THAT IT IS AN "ACCREDITED INVESTOR," AS DEFINED IN REGULATION D PROMULGATED UNDER THE ACT, AND THAT IT IS ACQUIRING SUCH WARRANTS FOR INVESTMENT PURPOSES ONLY, AND NOT WITH A VIEW TOWARDS DISTRIBUTION.

                                                            3,300,000 WARRANTS

                          WATERPUR INTERNATIONAL, INC.
                             Warrant Certificate
                          to purchase Common Stock
                         Expiring September 30, 2000

               This Warrant Certificate ("Warrant Certificate") certifies that Casmyn Corp. or its registered assigns, is the registered holder of 3,300,000 Warrants expiring September 30, 2000 (the "Warrants") to purchase common stock, $.005 par value per share (the "Common Stock"), of WaterPur International, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m., Los Angeles time, on September 30, 2000, one fully paid and non-assessable share of Common Stock (each, a "Warrant Share" and collectively, the "Warrant Shares") at the purchase price per share (the
"Exercise Price") of $.75 per share, payable in cash, by certified or bank check, upon surrender of this Warrant Certificate and payment of the applicable Exercise Price at the office or agency of the Company, subject to the conditions set forth herein. The foregoing Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth herein.

             NO WARRANT MAY BE EXERCISED AFTER 5:00 P.M., LOS ANGELES TIME, ON SEPTEMBER 30, 2000, AND TO THE EXTENT NOT EXERCISED BY SUCH TIME, SUCH WARRANTS SHALL BECOME VOID.

          The Warrants are subject to the following additional terms:

1. Registration of Transfers and Exchanges. Subject to the restrictions set forth in this Warrant Certificate, the holder of this Warrant Certificate shall have the right to transfer all or a portion of this Warrant Certificate. The Company shall from time to time register the transfer of this Warrant Certificate upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder hereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration or trans-fer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Company.

               The holder of this Warrant Certificate agrees that prior to any proposed transfer of the Warrants or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), such holder shall deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, and from counsel reasonably satisfactory to the Company, that the Warrants or Warrant Shares may be so sold without registration under the Act.

               The Warrant holder understands and agrees that each certificate representing Warrant Shares will bear the following legend:

             "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), QUALIFIED OR REGISTERED UNDER
  ANY STATE SECURITIES LAW, AND ARE RESTRICTED SECURITIES. THESE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN ANY MANNER ABSENT EITHER REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS
 COUNSEL THAT REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED."

            The Company may deem and treat the registered holder hereof as the absolute owner of the Warrants (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notices to the contrary. The Warrants do not entitle the holder hereof to any rights of a stockholder of the Company.

2. Terms of Warrants; Exercise of Warrants. Subject to the terms contained herein, the holder of this Warrant Certificate shall have the right, which may be exercised at any time and from time to time until 5:00 p.m., Los Angeles time, on September 30, 2000, to purchase and receive from the Company the number of validly issued, fully paid and non-assessable Warrant Shares which the holder may at the time be entitled to receive on exercise of the Warrants represented by this Warrant Certificate and payment of the applicable Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., Los Angeles time, on September 30, 2000 shall become void, and all rights hereunder and all rights in respect thereof hereunder shall cease as of such time.

               A Warrant may be exercised upon surrender to the Company at its principal office of this Warrant Certificate with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company for the account of the Company of the applicable Exercise Price, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash, by certified or official bank check payable to the order of the Company.

            Upon such surrender of this Warrant Certificate and payment of the applicable Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to the holder of this Warrant Certificate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants, together with cash as provided in Section
6. Such certificate or certificates for the Warrant Shares shall be deemed to have been issued and, subject to applicable federal and state securities laws and regulations, any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant Certificate and payment of the applicable Exercise Price. Such certificate or certificates for the Warrant Shares may, if required, bear the legend set forth in Section 1.

           The Warrants shall be exercisable, at the election of the holder of this Warrant Certificate, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued.

3. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of the holder's Warrants.

4. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its autho-rized but unissued Common Stock, sufficient Common Stock to satisfy any obligation to issue Warrant Shares upon exercise of Warrants. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof, other than those created by the holder of such Warrants.

5. Adjustment of Exercise Prices and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 5. The Exercise Price shall be adjusted simultaneously upon occurrence of such events. For purposes of this Section 5, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

       a. In case the Company shall at any time after the date of original issuance hereof do any of the following: (i) pay a dividend or make a distribu-tion on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company; then immediately after the distribution date of such stock dividend or the effective date of such subdivision, split-up, combination or reclassification, as the case may be, the number of shares of Common Stock which the registered holder of this Warrant Certificate is entitled to purchase hereunder and the Exercise Price of such shares of Common Stock shall be appropriately adjusted so that the registered holder hereof shall be entitled to purchase the number of shares of Common Stock that such holder would have held after such stock dividend, subdivision, split-up, combination or reclassification, as the case may be, at the aggregate Exercise Price such holder would have paid for such shares of Common Stock, if such holder had exercised the Warrants represented by this Warrant Certificate prior to such event.

       b. In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the con-tinuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), lawful and adequate provisions shall be made whereby the registered holder of this Warrant Certificate shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Certificate and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder and receivable upon the exercise of the Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of outstanding shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the Warrants represented by this Warrant Certificate, and in any such case appropriate provision shall be made with respect to the rights and interests of the registered holder of this Warrant Certificate to the end that the provisions hereof (including without limitation, to the extent provided herein, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrants represented by this Warrant Certificate) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and delivered to the registered holder of this Warrant Certificate, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provision, such registered holder of this Warrant Certificate may be entitled to purchase. Notice of any such consolidation, merger, statutory exchange, sale or conveyance, and of the provisions so proposed to be made, shall be mailed to the registered holder of this Warrant Certificate not less than thirty (30) days prior to such event or promptly upon the Company's receiving notice thereof. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          c. In case at any time or from time to time, conditions arise by reason of action taken by the Company, which in the opinion of its Board of Directors or the holder of this Warrant Certificate, are not adequately covered by the provisions of this Warrant Certificate, and might adversely affect the exercise rights of the holder of this Warrant Certificate, then the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the firm regularly retained by the Company), who shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Warrant Certificate, necessary with respect to the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants, so as to preserve, without dilution, the exercise rights of the holder of this Warrant Certificate and the number of Warrant Shares issuable upon exercise of the Warrants by the holder hereof to the extent contemplated by this Section 5. Upon receipt of such opinion, which shall be conclusive and binding on the Company and the holder, the Board of Directors of the Company shall forthwith make the adjustments provided therein.

6. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6, be issuable upon exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the applicable Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

7. Notices to the Warrant Holder. Upon any adjustment of the Exercise Price and/or the number of Warrant Shares issuable upon exercise of the Warrants pursuant to Section 5, the Company shall promptly thereafter cause to be given to the Warrant holder, as provided in Section 9, a certificate setting forth the Exercise Price and/or the number of Warrant Shares issuable upon exercise of the Warrants after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Where appropriate, such notice to the Warrant holder may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 7.

          In case:

       a. the Company shall authorize the issuance to holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

       b. the Company shall authorize the distribution to holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings); or

       c. of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

       d. of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

       e. the Company proposes to take any action which would require an adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants pursuant to Section 5;

then the Company shall promptly give to the registered holders of the Warrant Certificates at their respective addresses appearing on the Warrant register by first-class mail, postage prepaid, a written notice describing the specific details of such contemplated action, including, without limitation (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

8. Holder Not Deemed a Stockholder. With respect to the Warrant Shares purchasable under this Warrant Certificate, no holder hereof shall be entitled to vote or receive dividends in respect to, or be deemed the holder of, nor shall anything contained herein be construed to confer upon any holder of this Warrant Certificate, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends, until this Warrant Certificate shall have been exercised and the Warrant Shares receivable upon the exercise hereof shall have become deliverable as provided in Section 3 above, and then only with respect to the Warrant Shares purchased.

9. Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by certified or registered mail as set forth herein) or sent by certified or registered mail, postage prepaid, return receipt requested, or by FedEx or other reputable overnight delivery service, to the address of the party set forth below or to such address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Company:



If to the Company:

                     WaterPur International, Inc.
                     1500 West Georgia St., Suite 1800
                     Vancouver, B.C.
                     Canada V6G 2Z6
                     Attention:  President

If to Casmyn Corp.:

                     Casmyn Corp.
                     1500 West Georgia St., Suite 1800
                     Vancouver, B.C.
                     Canada V6G 2Z6
                     Attention:  President


10. Rights Subject to Warrant Certificate. The holder of this Warrant Certificate, by its acceptance hereof, agrees to be bound by, and agrees that he holds this Warrant Certificate subject to, the terms and conditions of this Warrant Certificate.

11. Successors. This Warrant Certificate shall be binding upon and inure to the benefit of the Company and the registered holder hereof and their respective heirs, executors, personal representatives, successors and assigns and shall be binding upon any person, firm, corporation or other entity to whom this Warrant Certificate and any Warrant Shares issuable upon exercise hereof are transferred (even if in violation of the provisions of this Warrant Certificate) and the heirs, executors, personal representatives, successors and assigns of such person, firm, corporation or other entity.

12. Miscellaneous. This Warrant Certificate and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant Certificate are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof. This Warrant Certificate shall be governed by and construed under the laws of the State of Delaware, without reference to choice or conflict of laws principles.


                            IN WITNESS WHEREOF, the Company has caused this
Warrant Certificate to be duly executed and delivered.

Dated:  September 30, 1997  WATERPUR INTERNATIONAL, INC., a Delaware corporation

                                      By:_________________________________

                                      Its:_________________________________

                           WATERPUR INTERNATIONAL, INC.

                                 PURCHASE FORM
                           ----------------------------

Number of Warrants exercised _______________


               The undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate to purchase _______________ shares of Common Stock of WaterPur International, Inc. and herewith tenders in payment for such shares $____________ in cash in accordance with the terms hereof. The undersigned requests that a certificate representing such shares be registered and delivered as follows:


Name:             _________________________________________________

Address:          _________________________________________________

                  _________________________________________________

Delivery Address:
(if different)    _________________________________________________


If the number of shares of Common Stock to be received is less than the aggregate number of shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such shares be registered and delivered as follows:

Name:             ________________________________________________

Address:          ________________________________________________

                  ________________________________________________

Delivery Address: ________________________________________________
(if different)
                  ________________________________________________
                  Name of registered holder of Warrant Certificate:

                  ________________________________________________
                                 (Please Print)

Address:          ________________________________________________

                  ________________________________________________


_________________
(Insert social               Signature: _________________________
security or other
identifying number
of holder)

                      Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate.